Exhibit 4.18

Guarantee Agreement
by and between
U.S. BANCORP,
as Guarantor
and
WILMINGTON TRUST COMPANY,
as Guarantee Trustee
relating to
USB CAPITAL IX
Dated as of •, 2006

U.S. BANCORP
Certain Sections of this Guarantee Agreement relating to Sections 310 through 318, inclusive, of the Trust
Indenture Act of 1939:

Trust Indenture
Act Section		Guarantee Section
§ 310	(a)	4.1(a)
	(b)	2.8, 4.1(c)
	(c)	Not applicable
§ 311	(a)	2.2(b)
	(b)	2.2(b)
§ 312	(a)	2.2(a)
	(b)	2.2(b)
§ 313		2.3
§ 314	(a)	2.4
	(b)	Not applicable
	(c)	2.5
	(d)	Not applicable
	(e)	1.1, 2.4
	(f)	2.1, 3.2
§ 315	(a)	3.1(d)
	(b)	2.7
	(c)	3.1(c)
	(d)	3.1(d)
	(e)	Not applicable
§ 316	(a)	1.1, 2.6, 5.4
	(b)	5.3
	(c)	Not applicable
§ 317	(a)	Not applicable
	(b)	Not applicable
§ 318	(a)	2.1
	(b)	2.1
Note: This reconciliation and tie shall not, for any purpose be deemed to be part of the Guarantee Agreement.
Guarantee Agreement

Table of Contents

		Page
	ARTICLE I

	Definitions

Section 1.1	Definitions	1

	ARTICLE II

	Trust Indenture Act

Section 2.1	Trust Indenture Act; Application	4
Section 2.2	List of Holders	5
Section 2.3	Reports by the Guarantee Trustee	5
Section 2.4	Periodic Reports to the Guarantee Trustee	5
Section 2.5	Evidence of Compliance with Conditions Precedent	5
Section 2.6	Events of Default; Waiver	5
Section 2.7	Events of Default; Notice	6
Section 2.8	Conflicting Interests	6

	ARTICLE III

	Powers, Duties and Rights of the Guarantee Trustee

Section 3.1	Powers and Duties of the Guarantee Trustee	6
Section 3.2	Certain Rights of Guarantee Trustee	7
Section 3.3	Compensation; Indemnity; Fees	9

	ARTICLE IV

	Guarantee Trustee

Section 4.1	Guarantee Trustee; Eligibility	9
Section 4.2	Appointment, Removal and Resignation of the Guarantee Trustee	10

	ARTICLE V

	Guarantee

Section 5.1	Guarantee	11
Section 5.2	Waiver of Notice and Demand	11
Section 5.3	Obligations Not Affected	11
Section 5.4	Rights of Holders	12
Section 5.5	Guarantee of Payment	12
Section 5.6	Subrogation	12
Section 5.7	Independent Obligations	12
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Guarantee Agreement

		Page

	ARTICLE VI

	Covenants and Subordination

Section 6.1	Subordination	13
Section 6.2	Pari Passu Guarantees	13

	ARTICLE VII

	Termination

Section 7.1	Termination	13

	ARTICLE VIII

	Miscellaneous

Section 8.1	Successors and Assigns	13
Section 8.2	Amendments	14
Section 8.3	Notices	14
Section 8.4	Benefit	15
Section 8.5	Governing Law	15
-ii-
Guarantee Agreement

          Guarantee Agreement, dated as of •, 2006, between U.S. Bancorp, a Delaware corporation (the “Guarantor”), having its principal office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Guarantee Trustee”), for the benefit of the Holders from time to time of the Trust Preferred Securities of USB Capital IX, a Delaware statutory trust (the “Issuer Trust”).
Recitals of the Guarantor
          Pursuant to an Underwriting Agreement, dated as of •, 2006, among the Guarantor, the Issuer Trust and the underwriters named therein, the Issuer Trust is issuing $•,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of Trust Preferred Securities having the terms set forth in an Amended and Restated Trust Agreement, of even date herewith (the “Trust Agreement”), among U.S. Bancorp, as Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustees (each as named therein) and the holders from time to time of the Trust Securities.
          The Trust Preferred Securities will be issued by the Issuer Trust, and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust’s Common Securities, will be used to purchase the Notes, which initially will be pledged by the Issuer Trust, acting through Wilmington Trust Company, as Property Trustee for the Issuer Trust (the “Property Trustee”), to U.S. Bank National Association, as collateral agent for the Guarantor, pursuant to the Collateral Agreement, dated as of the date hereof, among the Guarantor, U.S. Bank National Association, as Collateral Agent, Custodial Agent, Securities Intermediary and Securities Registrar, and the Issuer Trust.
          As an incentive for the Holders to purchase the Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments and to make certain other payments on the terms and conditions set forth herein.
          Now, therefore, this Guarantee Agreement Witnesseth: For and in consideration of the purchase of Trust Preferred Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.
ARTICLE I
Definitions
Section 1.1 Definitions.
          For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.
          (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.
          (c) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted
Guarantee Agreement

accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted at the date or time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Guarantor.
          (d) The words “hereby,” “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.
          (e) Unless the context otherwise requires, any reference to an “Article”, a “Section” or another subdivision refers to an Article, a Section or another subdivisions, as the case may be, of this Guarantee Agreement.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Authorized Officer” of any Person means any executive officer of such Person or any person authorized by or pursuant to a resolution of the Board of Directors (or equivalent body) of such Person.
          “Base Indenture” has the meaning specified in the Trust Agreement.
          “Board of Directors” means the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.
          “Capital ITS” has the meaning specified in the Trust Agreement.
          “Class” has the meaning specified in the Trust Agreement.
          “Common Securities” has the meaning specified in the Trust Agreement.
          “Distributions” has the meaning specified in the Trust Agreement.
          “Event of Default” means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.
          “Guarantee Agreement” means this Guarantee Agreement, as modified, amended or supplemented from time to time.
          “Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities of any Class, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities of such Class, to the extent the Issuer Trust shall have funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Issuer Trust (other than in connection with the redemption of Capital ITS in exchange for Notes), to the extent the Issuer Trust shall have funds on hand available therefor at such time; and (iii)

Guarantee Agreement

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than in connection with the distribution of a Like Amount of Corresponding Assets (as defined in the Trust Agreement) to the Holders of Trust Preferred Securities and Trust Common Securities, the lesser of (a) the Liquidation Distribution with respect to each Class of the Trust Preferred Securities, to the extent that the Issuer Trust shall have funds on hand available therefor at such time and (b) the amount of assets of the Issuer Trust has remaining available for distribution to Holders of the Trust Preferred Securities on liquidation of the Issuer Trust.
          “Guarantee Trustee” means Wilmington Trust Company, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.
          “Guarantor” has the meaning specified in the first paragraph of this Guarantee Agreement.
          “Holder” means any Holder (as defined in the Trust Agreement) of any Trust Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities of any Class or Classes have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.
          “Indenture” has the meaning specified in the Trust Agreement.
          “Indenture Supplement” has the meaning specified in the Trust Agreement.
          “Indemnified Person” has the meaning specified in Section 3.3(c).
          “Issuer Trust” has the meaning specified in the first paragraph of this Guarantee Agreement.
          “Liquidation Distribution” has the meaning specified in the Trust Agreement.
          “List of Holders” has the meaning specified in Section 2.2(a).
          “Majority in Liquidation Amount” has the meaning specified in the Trust Agreement.
          “Normal ITS” has the meaning specified in the Trust Agreement.
          “Notes” has the meaning specified in the Trust Agreement.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed by any two Authorized Officers of such person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:
     (i) a statement by each officer signing the Officers’ Certificate that such officer has read the covenant or condition and the definitions relating thereto;
     (ii) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers’ Certificate;

Guarantee Agreement

     (iii) a statement that such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.
          “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Redemption Price” has the meaning specified in the Trust Agreement.
          “Responsible Officer” means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer, any Assistant Trust Officer, any Financial Services Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.
          “Senior and Subordinated Debt” has the meaning specified in the Indenture.
          “Stock Purchase Date” has the meaning specified in the Stock Purchase Contract Agreement, dated as of the date hereof, between the Guarantor and the Issuer Trust.
          “Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.
          “Trust Agreement” means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbb), as amended and as in effect on the date of this Guarantee Agreement, except as provided in Section 9.5 of the Indenture.
          “Trust Preferred Securities” has the meaning specified in the Trust Agreement.
          “Vice President” when used with respect to the Guarantor means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
ARTICLE II
Trust Indenture Act
Section 2.1 Trust Indenture Act; Application.
          Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Guarantee Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Guarantee Agreement, the Guarantor and the Guarantee Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act

Guarantee Agreement

to the same extent as would be the case if this Guarantee Agreement were qualified under the Trust Indenture Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
Section 2.2 List of Holders.
          (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before May 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a “List of Holders”) as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee Trustee in its capacity as such. Notwithstanding the preceding sentence, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
          (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.
Section 2.3 Reports by the Guarantee Trustee.
          Within 60 days after May 15 each year (commencing with the year of the first anniversary of the issuance of the Trust Preferred Securities), the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.
Section 2.4 Periodic Reports to the Guarantee Trustee.
          The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall be required to be provided to the Securities and Exchange Commission only if this Guarantee Agreement shall have been qualified under the Trust Indenture Act.
Section 2.5 Evidence of Compliance with Conditions Precedent.
          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.
Section 2.6 Events of Default; Waiver.
          The Holders of at least a Majority in Liquidation Amount of the Trust Preferred

Guarantee Agreement

Securities may, by vote, on behalf of the Holders of all the Trust Preferred Securities, waive any past default or Event of Default and its consequences; provided that each Class of Trust Preferred Securities shall be entitled, in the case of any default or Event of Default that affects such Class differently from the other Class or Classes, to vote separately as a Class with respect thereto. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
Section 2.7 Events of Default; Notice.
          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default known to the Guarantee Trustee, unless such Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.
Section 2.8 Conflicting Interests.
          The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE III
Powers, Duties and Rights of the Guarantee Trustee
Section 3.1 Powers and Duties of the Guarantee Trustee.
          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.
          (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.
          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied

Guarantee Agreement

covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
     (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and
     (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement (but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement);
     (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
     (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the relevant Class or Classes of Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and
     (iv) subject to Section 3.1(b), no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 3.2 Certain Rights of Guarantee Trustee.
          (a) Subject to the provisions of Section 3.1:

Guarantee Agreement

     (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
     (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers’ Certificate unless otherwise prescribed herein.
     (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.
     (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.
     (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity satisfactory to it against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.
     (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Guarantor and shall incur no liability of any kind by reason of such inquiry or investigation.
     (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.
     (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

Guarantee Agreement

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.
Section 3.3 Compensation; Indemnity; Fees.
          The Guarantor agrees:
          (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and
          (c) to indemnify the Guarantee Trustee, any Affiliate of the Guarantee Trustee and any officer, director, shareholder, employee, representative or agent of the Guarantee Trustee (each, an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any loss, liability, claim, action, suit, cost, damage or expense of any kind or nature whatsoever incurred without negligence, willful misconduct or bad faith on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.
          The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.
ARTICLE IV
Guarantee Trustee
Section 4.1 Guarantee Trustee; Eligibility.
     (a) There shall at all times be a Guarantee Trustee that shall:
     (i) not be an Affiliate of the Guarantor; and
     (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the

Guarantee Agreement

requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.
          (c) If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
Section 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.
          (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed at any time by the action of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities delivered to the Guarantee Trustee and the Guarantor (i) for cause or (ii) if a Note Event of Default (as defined in the Trust Agreement) shall have occurred and be continuing at any time.
          (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice thereof to the Holders and the Guarantor and by appointing a successor Guarantee Trustee. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the requirements of Section 4.1(a) their expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges.
          (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.
          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.
          (e) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee and a replacement shall not be appointed prior to such resignation or removal, or if a vacancy shall occur in the office of Guarantee Trustee for any cause, the Holders of the Trust Preferred Securities, by the action of the Holders of record of not less than 25% in aggregate Liquidation Amount (as defined in the Trust Agreement) of the Trust Preferred Securities then Outstanding (as defined in the Trust Agreement) delivered to such Guarantee Trustee, may appoint a Successor Guarantee Trustee or Trustees. If no successor Guarantee Trustee shall have been so appointed by the Holders of the Trust Preferred Securities and accepted appointment, any Holder, on behalf of such Holder and all others similarly situated, or any

Guarantee Agreement

other Guarantee Trustee, may petition any court of competent jurisdiction for the appointment of a successor Guarantee Trustee.
ARTICLE V
Guarantee
Section 5.1 Guarantee.
          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.
Section 5.2 Waiver of Notice and Demand.
          The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
Section 5.3 Obligations Not Affected.
          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Issuer Trust;
          (b) the extension of time for the payment by the Issuer Trust of any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Notes as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities;
          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;
          (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

Guarantee Agreement

          (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;
          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or
          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.
Section 5.4 Rights of Holders.
          The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities of the affected Class or Classes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.
Section 5.5 Guarantee of Payment.
          This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Notes to Holders as provided in the Trust Agreement.
Section 5.6 Subrogation.
          The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.
Section 5.7 Independent Obligations.
          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Trust Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3.

Guarantee Agreement

ARTICLE VI
Covenants and Subordination
Section 6.1 Subordination.
          The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment and upon liquidation to all Senior and Subordinated Debt of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Notes (as defined therein), and the provisions of Article XIII of the Base Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior and Subordinated Debt of the Guarantor.
Section 6.2 Pari Passu Guarantees.
          The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any statutory trust the assets of which consist of debt securities that are pari passu to the Notes and the proceeds thereof, (ii) the Indenture and the Debt Securities (as defined therein) issued thereunder, (iii) any expense agreements entered into by the Guarantor in connection with the offering of preferred or capital securities by any statutory trust the assets of which consists of debt securities that are pari passu to the Notes and the proceeds thereof, and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.
ARTICLE VII
Termination
Section 7.1 Termination.
          This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Preferred Securities or (ii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Trust Preferred Securities or this Guarantee Agreement. Section 3.3 shall survive any termination of this Guarantee Agreement.
ARTICLE VIII
Miscellaneous
Section 8.1 Successors and Assigns.
     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor whether so expressed or not and will be for the benefit of the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform

Guarantee Agreement

the Guarantor’s obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.
Section 8.2 Amendments.
          Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the outstanding Trust Preferred Securities. The holders of each Class of Trust Preferred Securities will also be entitled to vote separately as a class to the extent that any proposed amendment would not affect them in the same or substantially the same manner. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.
Section 8.3 Notices.
          Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:
          (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or facsimile number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Treasury Department
Facsimile: (612) 303-1338
          (b) if given to the Guarantee Trustee, to the address or telecopy number set forth below or such other address or facsimile number as the Guarantee Trustee may give notice to the Guarantor and Holders:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

with a copy to:

USB Capital IX
c/o U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Treasury Department
Facsimile: (612) 303-1338
          (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

Guarantee Agreement

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
Section 8.4 Benefit.
          This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Trust Preferred Securities.
Section 8.5 Governing Law.
          This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York.
* * * *
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Guarantee Agreement

          In Witness Whereof, the parties hereto have executed this Guarantee Agreement as of the day and year first above written.

U.S. Bancorp, as Guarantor
By:
Name:
Title:

Wilmington Trust Company, individually and as Guarantee Trustee
By:
Name:
Title:

Guarantee Agreement